UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 17, 2018

Xtant Medical Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-34951	20-5313323
(Commission File Number)	(IRS Employer Identification No.)

664 Cruiser Lane
Belgrade, Montana	59714
(Address of Principal Executive Offices)	(Zip Code)

(406) 388-0480

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Sixth Amendment to Convertible Promissory Notes

Effective January 17, 2018, Xtant Medical Holdings, Inc. (the “Company”), ROS Acquisition Offshore LP (“ROS”) and OrbiMed Royalty Opportunities II, LP (“Royalty Opportunities”), entered into the Sixth Amendment (the “Notes Amendment”), which amended certain Convertible Promissory Notes held by ROS and Royalty Opportunities that were issued by the Company on January 17, 2017, in the aggregate principal amount of $1.627 million (collectively, the “2017 Notes”).

The Notes Amendment amended the 2017 Notes by removing the limitations on stock ownership that prevented ROS, Royalty Opportunities or any of their affiliates from effecting a conversion of the 2017 Notes if such conversion would result in the holder or any of its affiliates beneficially owning in excess of 9.99% of the then outstanding shares of common stock of the Company, par value $0.000001 per share (“Common Stock”) and providing that the Conversion Consideration (as defined therein) due upon conversion of the 2017 Notes shall account for any accrued and unpaid interest on the 2017 Notes.

The foregoing description of the Notes Amendment does not purport to be complete and is qualified in its entirety by the full text of the Notes Amendment, a copy of which is filed as Exhibit 10.1 and incorporated by reference herein.

Item 2.03.	Creation of Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

The disclosures set forth above under Item 1.01 are hereby incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sale of Equity Securities.

The disclosures set forth above under Item 1.01 and below under Item 8.01 in connection with the Notes Amendment and the Tier 1 Transaction are incorporated herein by reference. The issuance of Common Stock under the Tier 1 Transaction will be made in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Section 4(a)(2) of the Securities Act and Rule 506 promulgated thereunder.

Item 8.01.	Other Events.

The disclosures set forth above under Item 1.01 are hereby incorporated by reference into this Item 8.01. The Notes Amendment was required to enable ROS and Royalty Opportunities to convert the 2017 Notes pursuant to the Tier 1 Transaction contemplated by that certain Restructuring and Exchange Agreement, dated as of January 11, 2018, by and among the Company, ROS, Royalty Opportunities, Bruce Fund, Inc., Park West Partners International, Limited, Park West Investors Master Fund, Limited, and Telemetry Securities, L.L.C., which was described in the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on January 12, 2018.

Following the execution of the Notes Amendment, on January 17, 2018, ROS and Royalty Opportunities converted the 2017 Notes, plus accrued and unpaid interest, at the $0.7589 per share conversion rate originally provided thereunder, into 2,275,745 shares of Common Stock (of which 1,452,538 of such shares of Common Stock were issued to ROS and 823,207 of such shares of Common Stock were issued to Royalty Opportunities).

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Sixth Amendment, dated as of January 17, 2018, by and among Xtant Medical Holdings, Inc., ROS Acquisition Offshore LP and OrbiMed Royalty Opportunities II, LP.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 23, 2018
XTANT MEDICAL HOLDINGS, INC.

	By: /s/	Carl D. O’Connell
	Name:	Carl D. O’Connell
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Sixth Amendment, dated as of January 17, 2018, by and among Xtant Medical Holdings, Inc., ROS Acquisition Offshore LP and OrbiMed Royalty Opportunities II, LP.